Exhibit 4.1

? D EL AWA RE ?

SEPT. 23,

2009

SEAL

IMPERIAL CAPITAL GROUP, INC.

CORPORATE

? D EL AWA RE ?

SEPT. 25,

2003

SEAL

MAXLINEAR, INC.

CORPORATE

This certifies that

is the record holder of

Dated:

TREASURER

CHAiRMAN, PRESIDENT &

CHIEF EXECUTIVE OFFICER

CA

Incorporated under the

laws of the state

of delaware

Fully paid and nonassessable shares of CLAS A common stock, $.0001 par value, OF

MaxLinear, Inc.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

CUSIP 57776J 10 0

SEE REVERSE FOR CERTAIN DEFINITIONS

Countersigned and Registered:

COMPUTERHSARE TRUST COMPANY , NA

Transfer Agent and Registrar

By:

Authorized signature

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations,

preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s

Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

Additional abbreviations may also be used though not in the above list.

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of

survivorship and not as tenants

in common

COM PROP – as community property

UNIF GIFT MIN ACT – . Custodian .

(Cust) (Minor)

under Uniform Gifts to Minors

Act.

(State)

UNIF TRF MIN ACT – . Custodian (until age .)

(Cust)

. under Uniform Transfers

(Minor)

to Minors Act.

(State)

FOR VALUE RECEIVED, hereby sell(s), assign(s) and transfer(s) unto

Please insert social security or other

identifying number of assigned

shares

of the capital stock represented by within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact

to transfer the said stock on the books of the within named Corporation with full power of the substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular , without alteration or enlargement or any change whatsoever .

By

The signature (s) should be guaranteed by an eligible guarantor institution, (Banks, stockbrokers,

savings and loan associations and credit unions with membership in an approved signature guaranteed medallion program), pursuant to sec. rule 17ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT

ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.

Signature(s) Guaranteed:

(Please print or typewrite name and address, including zip code, of assigner)

X

X